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                                                                Exhibit No. 1(d)

                           CERTIFICATE OF AMENDMENT

                      MITCHELL HUTCHINS LIR MONEY SERIES


     This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del: Code Ann. Tit. 12
Section 3801 et seq.) and sets forth the following:

     1.   The name of the trust is Mitchell Hutchins LIR Money Series ("Trust").

     2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to Brinson Money Series.

     3.   This Certificate is effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 9th day of May, 2001.



                                                      /s/ Brian M. Storms
                                               ---------------------------------
                                                        Brian M. Storms
                                                As Trustee and not individually

                                             Address: 51 West 52nd Street
                                                      New York, New York 10019


STATE OF NEW YORK       ss
CITY OF NEW YORK

     Before me this 9th day of May, 2001, personally appeared the above named Brian M. Storms, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

                                                      /s/ Evelyn De Simone
                                               ---------------------------------
                                                          Notary Public

My commission expires: July 15, 2002
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